
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp
Realty Fund V financial statements for the year ended December 31, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               DEC-31-1996
<CASH>                                       1,767,094
<SECURITIES>                                         0
<RECEIVABLES>                                  140,152<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             2,234,802
<PP&E>                                      71,555,618<F2>
<DEPRECIATION>                            (38,535,397)<F3>
<TOTAL-ASSETS>                              37,162,269
<CURRENT-LIABILITIES>                        2,928,530
<BONDS>                                     42,270,255<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                     8,036,516<F5>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                50,306,771
<SALES>                                              0
<TOTAL-REVENUES>                            13,660,261<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                            10,338,356<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           3,440,980
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 (119,075)<F8>
<EPS-PRIMARY>                                        0<F8>
<EPS-DILUTED>                                        0<F8>

<F1>Includes all receivables included in "prepaid expenses and other assets"
on the balance sheet
<F2>Includes apartment complexes of $70,664,455 and deferred mortgage costs of
$891,163
<F3>Includes accumulated depreciation of ($38,066,263) and accumulated amortization of deferred mortgage costs of ($469,134).
<F4>Represents mortgage notes payable.
<F5>Total deficit of the General Partners of ($384,389) and the limited partners
($7,652,127).
<F6>Includes all revenue of the Partnership.
<F7>Includes operating expenses of $5,329,153, real estate taxes of $1,621,545, and depreciation and amortization of $3,387,658.
<F8>Net loss allocated (117,884) to the Limited Partners and (1,191) to the
General Partners. Average net loss per unit of Limited Partner interest is ($3.35).

